UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2025

RB Global, Inc.

(Exact name of registrant as specified in its charter)

Canada	001-13425	98-0626225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154

(Address of principal executive offices) (Zip Code)

(708) 492-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	RBA	New York Stock Exchange
Common Share Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 10, 2025, Ritchie Bros. Auctioneers (America) Inc. (the “Buyer”), a wholly-owned subsidiary of RB Global, Inc. (the “Company”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) with J.M. Wood Auction Co., Inc., an Alabama corporation (the “Target”), the sellers listed in the Purchase Agreement (collectively, the “Sellers”), and Bryant S. Wood, in his capacity as seller representative, pursuant to which the Sellers will sell and transfer to the Buyer, and the Buyer will purchase and acquire from the Sellers (the “Acquisition”), all of the outstanding membership interests (the “Membership Interests”) in the Target to the Buyer.

Under the terms of the Purchase Agreement, the purchase price for the Membership Interests is $235 million U.S. dollars, subject to certain adjustments, including for closing cash, working capital, indebtedness, transaction expenses and antitrust fees. The purchase price will be paid to the Sellers in cash in accordance with each Seller’s pro rata ownership of the Target, with 67% of the estimated purchase price paid at closing and the remainder of the final purchase price (subject to post-closing adjustments) paid in equal installments on the first, second and third anniversaries of closing. In addition to the purchase price, the Buyer will pay to the Sellers 100% of the cost value of inventory held for auction by the Target at the time of the closing of the Acquisition.

Between the signing of the Purchase Agreement and closing, the Sellers have agreed to cause the Target and its subsidiaries to conduct business in the ordinary course consistent with past practice and use reasonable best efforts to maintain and preserve their organization, business and franchise, including the preservation of rights, franchises, intellectual property rights and relationships.

Completion of the Acquisition is subject to customary closing conditions, including, among other conditions, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

The Purchase Agreement contains termination rights of the Sellers and Buyer, including (i) by mutual agreement, (ii) upon the existence of certain governmental actions or restraints prohibiting the consummation of the transaction, including under the HSR Act, (iii) by the Buyer, upon written notice in the event certain employment agreements have not been executed prior to the closing of the Acquisition, (iv) upon a material, uncured breach of the Purchase Agreement, and (v) upon a failure to close the Acquisition by September 10, 2026 if certain conditions are met.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

Item 7.01 Regulation FD Disclosure.

The purchase price for the Target was determined through arms-length negotiations between the parties, and included consideration of the gross transaction value of the Target for the 12 months ending October 31, 2024 of approximately $320 million U.S. dollars.

On March 11, 2025, the Company issued a press release announcing entry into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	News release, dated March 11, 2025 issued by RB Global, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2025	RB GLOBAL, INC.

	By:	/s/ Ryan Welsh
Ryan Welsh
VP Legal & Corporate Secretary